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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-166456) (the "Registration Statement") of our report dated April 28, 2011, relating to the consolidated financial statements and financial statement schedules of Union Security Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
April 28, 2010